UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2012

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, Allscripts Healthcare Solutions, Inc. (the “Company”) entered into amendments to employment agreements with each of Glen Tullman, Lee Shapiro, Diane Adams and Laurie McGraw to ensure that any change of control cash payment is “double trigger”. Each amendment increases the requirements for the executive to receive a cash payment in the event the executive is not offered a Comparable Job (as defined in each employment agreement) in connection with a Change of Control (as defined in each employment agreement), by adding an additional requirement that the executive also resign from employment within ten days after the Change of Control.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the amendments, which are attached hereto as Exhibits 10.1 through 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of June 5, 2012, by and between Allscripts Healthcare Solutions, Inc. and Glen E. Tullman

10.2	Second Amendment to Employment Agreement, dated as of June 5, 2012, by and between Allscripts Healthcare Solutions, Inc. and Lee Shapiro

10.3	First Amendment to Employment Agreement, dated as of June 5, 2012, by and between Allscripts Healthcare Solutions, Inc. and Diane Adams

10.4	Second Amendment to Employment Agreement, dated as of June 5, 2012, by and between Allscripts Healthcare Solutions, Inc. and Laurie McGraw

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: June 6, 2012	By:	/s/ Lee Shapiro
Lee Shapiro
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of June 5, 2012, by and between Allscripts Healthcare Solutions, Inc. and Glen E. Tullman

10.2	Second Amendment to Employment Agreement, dated as of June 5, 2012, by and between Allscripts Healthcare Solutions, Inc. and Lee Shapiro

10.3	First Amendment to Employment Agreement, dated as of June 5, 2012, by and between Allscripts Healthcare Solutions, Inc. and Diane Adams

10.4	Second Amendment to Employment Agreement, dated as of June 5, 2012, by and between Allscripts Healthcare Solutions, Inc. and Laurie McGraw